Exhibit 10.14.1

AMENDMENT No. 1 TO

THE ANNTAYLOR STORES CORPORATION

NON-QUALIFIED DEFERRED COMPENSATION PLAN

The AnnTaylor Stores Corporation Non-Qualified Deferred Compensation Plan (the “Plan”) is hereby amended effective as of January 1, 2010 as set forth below.

The Plan is hereby amended by adding the following language to the end of Section 4.1(d):

“Provided, however, that no amount shall be credited pursuant to this Section 4.1(d) for amounts relating to credits under (a) above that relate to Excess Compensation accrued after December 31, 2009.”

Except as set forth above, the Plan is hereby ratified and affirmed in all respects.